                                                                    EXHIBIT 10.2


                              TRANSITION AGREEMENT
                     BETWEEN UNION BANK OF CALIFORNIA, N.A.
                          IMPERIAL TRUST COMPANY, AND
                                 IMPERIAL BANK

     This Agreement (the "Transition Agreement"), dated as of the 23rd day of April, 1999, is between Union Bank of California, N.A., a national banking association ("UBOC"), on the one hand, and Imperial Bank, a California state chartered bank ("Imperial"), and Imperial Trust Company ("ITC"), a wholly owned subsidiary of Imperial, on the other hand.

                               R E C I T A L S :
                               -----------------

     UBOC has entered into an agreement (the "Purchase Agreement") with Imperial and ITC dated the date hereof, to acquire substantially all of the business of ITC (as defined in the Purchase Agreement, the "Trust Business") as of the Closing Date (as defined in the Purchase Agreement);

     In connection with the acquisition of the Trust Business, UBOC does not intend to acquire, and ITC does not intend to sell, certain back office and other operations and systems of ITC which are used in the operation of the Trust Business, and UBOC does not intend to offer employment to certain of the personnel of ITC who are responsible for the operation of such systems;

     UBOC anticipates that it will be able to take over the back office and other operations and systems used in the conduct of the Trust Business by the end of 1999 and convert such operations to its own systems or to those of third-party vendors engaged by UBOC. Prior to that time UBOC wishes ITC to make available to UBOC its hardware, software and facilities used in such back office operations and services and to further make available its back-office personnel to assist in providing such operations and services;

     NOW, THEREFORE, in consideration of the promises and covenants contained herein, and intending to be legally bound hereby, UBOC, Imperial and ITC agree as follows:

SECTION 1. -- RESOURCES AND ITC PERSONNEL.
-----------------------------------------

     Section 1.01  Provision of Resources.  ITC shall make available to UBOC for
                   ----------------------
the Transition Period (as defined below in Section 8) the premises, equipment,
                                           ---------
systems, software, applications and other non-personnel resources used by ITC that ITC has access to during the Transition Period and that are used for the administration and operation of the Trust Business immediately prior to the Closing Date (the "Resources") to enable the ITC Personnel (as defined below in
Section 1.03) and any replacement personnel engaged by UBOC to perform the functions set forth in Exhibit A-1 (the "Functions"). Set forth on Schedule
                                                                    --------
1.01 hereto is a complete and accurate description of the Resources, including
----
without limitation the following:

     .  the facilities at which the ITC Personnel will be located;

     .  the equipment used at the premises;

     .  all software used by the ITC Personnel; and

     . all vendors providing services to ITC; the nature and scope of the services performed by such vendors; and a summary of the terms and conditions of the agreements between ITC and such vendors.

     Section 1.02  Appropriate Resources.  ITC shall use its commercially
                   ---------------------
reasonable efforts to maintain all of the Resources that ITC has access to throughout the Transition Period.

     Section 1.03  ITC Personnel.  Schedule 1.03(i) hereto sets forth a complete
                   -------------   ----------------
and accurate list of all personnel who will be performing the Functions immediately following the Closing Date (the "ITC Personnel"), their titles, a summary description of the duties of each, and a description of the severance made available to each of them by ITC. Schedule 1.03(ii) hereto further sets
                                        -----------------
forth a description of a special bonus program for specifically designated ITC Personnel (the "Transition Period Bonus Program"), including without limitation, the ITC Personnel participating therein, the standards under which the bonuses are to be paid, and a description of the procedures to be used in determining the amount of the bonuses to be paid. UBOC shall reimburse ITC for the cost of the bonuses due under the Transition Period Bonus Program. ITC shall remain responsible for all wages, benefits, worker's compensation, severance and similar employee-related costs for the ITC Personnel, except as stated herein, to the extent currently paid by ITC prior to the Closing Date. In the event any ITC Personnel is terminated or leaves his or her position during the Transition Period, UBOC shall be responsible for finding, engaging and compensating any necessary replacement personnel.

     Section 1.04  Management Supervision of Personnel.  All ITC Personnel shall
                   ------------------------------------
remain employees of ITC unless any such ITC Personnel are terminated or leave their positions. ITC shall make available its senior executive officer who shall manage the day-to-day activities of the ITC Personnel and any replacement personnel engaged by UBOC. Such senior executive officer shall consult with designated UBOC managers for guidance and direction, and shall manage the ITC Personnel and any replacement personnel engaged by UBOC in performing the Functions. Except as expressly provided in this Transition Agreement, ITC shall have no liability to UBOC from the management of personnel or the performance of the Functions. In the event of termination, resignation or disability of the senior executive officer, UBOC and ITC agree to consult and agree upon measures to carry out the intent of this Transition Agreement.

     Section 1.05  ITC Insurance.   Without limiting ITC's liability to UBOC or
                   -------------
third parties hereunder, ITC agrees to maintain the following insurance coverages with insurance carriers with an A.M. Best rating of at least A-VII, or otherwise acceptable to UBOC, in UBOC's sole discretion. All insurance shall include a Primary and Non-Contributing Endorsement.

     (a) All insurance coverages required by federal, state or local law, and statute, including Worker's Compensation Insurance and Employers' Liability Insurance. Such Employers' Liability Insurance shall provide limits of at least $1,000,000 for each person.

     (b) Comprehensive or Commercial General Liability Insurance, including coverage for Products and Completed Operations, Independent Contractors, and Personal Injury; and Blanket Contractual Liability coverage for all obligations undertaken by ITC to UBOC under this agreement.

     (c) Comprehensive Automobile Liability Insurance including coverage for Owned, Hired, and Non-Owned Automobile Liability, with Combined Bodily Injury and Property Damage coverage limits of at least $5,000,000 per occurrence, naming UBOC as Additional Insured.

     (d) Professional Liability Insurance, also known as Errors and Omissions Insurance, with limits of not less than $5,000,000.

     (e) Financial Institution Bond, including Fidelity Coverage, On-Premises, In-Transit, Forgery or Alteration, and Computer Crime coverages, for a limit of at least $10,000,000 per occurrence.

     (f) All Risk Property Insurance, including valuable papers and sprinkler leakage coverage, with the limit of at least 90% of the replacement cost of property. UBOC shall be named as a Loss Payee, as its interests may appear.

     Within ten (10) days after the commencement of the Transition Period, ITC shall provide to UBOC certificates of insurance evidencing such required insurance coverages and naming UBOC as Additional Insured (for coverages required by items (b) and (c) above). Said certificates shall include a provision whereby the insurance carrier is required to provide directly to UBOC thirty (30) days advance written notice before termination, change or cancellation of coverage takes effect for such policies evidenced on such certificates, regardless of whether cancelled by ITC or by its insurance carrier. The insurer of each policy shall waive, and ITC hereby waives, all rights of recovery or subrogation against UBOC which might arise with regard to damage or loss which is insured against under any insurance policies in force at the time of the damage or loss.

     Section 1.06  Access and Source Codes.  Immediately upon the commencement
                   -----------------------
of the Transition Period, ITC shall provide UBOC, to the extent ITC has the right to disclose such information to third parties, with all access and source code and other security and operational information to which ITC has access to on the Closing Date to permit UBOC to have access to the Resources and to the Data (as defined below in Section 5). UBOC and ITC shall have adopted mutually
                          ---------
agreeable procedures as set forth on Schedule 1.06 for the safekeeping by UBOC
                                     -------------
of such information during the Transition Period.

     Section 1.07  Deliveries.  During the Transition Period, ITC agrees to
                   ----------
provide to UBOC the reports and statements (the "Deliveries") as set forth on Exhibit A-2.

SECTION 2. -- REIMBURSEMENT OF EXPENSES FOR RESOURCES AND ITC PERSONNEL.
-----------------------------------------------------------------------

     Section 2.01  Expense Reimbursements.  As compensation for making available
                   ----------------------
the Resources and ITC Personnel, ITC shall be entitled to be reimbursed for the expenses incurred by ITC in providing the Resources and ITC Personnel in accordance with the procedures set forth in Exhibit B.

     Section 2.02  Audit Rights.  ITC shall, upon request, provide to UBOC
                   -------------
reasonable access to its accounting records, including its workpapers, on which the cost calculations used in computing such expenses were based.

     Section 2.03  Disagreements Regarding Expenses to be Reimbursed.  In the
                   -------------------------------------------------
event UBOC disagrees regarding the calculation of any expense reimbursement statement, it shall invoke the same procedure for resolving differences as is used to resolve disagreements regarding the calculation of the Purchase Price in the Purchase Agreement, by providing an Objection Notice to ITC.

SECTION 3. -- COMPLIANCE WITH LAWS AND PROCEDURES.
-------------------------------------------------

     Section 3.01  Adherence to Regulatory Requirements.  During the Transition
                   ------------------------------------
Period, ITC will comply in all material respects with all applicable federal and state laws to the same extent as applicable prior to the Closing Date. During the Transition Period, upon notice from UBOC, ITC will also comply with any additional applicable federal or state rule, regulation or law to which UBOC is subject, provided, however, that UBOC shall reimburse ITC for the additional
         --------  -------
costs of such compliance.

     Section 3.02  Adherence to Operations Policies and Procedures.  During the
                   -----------------------------------------------
Transition Period, ITC Personnel and any replacement personnel engaged by UBOC shall be instructed by ITC to perform the Functions and operate consistently with ITC's operations policies and procedures in place on the Closing Date. A complete and accurate description of such policies and procedures has been provided to UBOC. During the Transition Period, ITC shall not make any changes therein without prior written approval from UBOC.

     Section 3.03  Risk of Errors and Omissions.  Except to the extent set forth
                   ----------------------------
in Section 3.04, ITC shall assume the risk of and assume full responsibility for
   ------------
any errors and omissions made, or wrongful acts undertaken, (a) by the ITC Personnel or (b) in the functioning or operation of the Resources during the
Transition Period.   Any exceptions must be covered by a written indemnification or hold harmless agreement.

     Section 3.04  Good Faith Reliance; Acting on Instructions; Force Majeure.
                   ----------------------------------------------------------

     (a) ITC shall be protected to the extent ITC Personnel (a) rely upon any communication, written or oral, believed by them in good faith to be genuine and correct and to have been signed, sent or made by the proper person or persons or
(b) act, or refrain from acting, with respect to any Functions and Deliveries in accordance with a written or oral request of UBOC.

     (b) Unless such failure of performance is covered by an ITC insurance policy in effect, ITC shall not be liable for any failure of performance of ITC Personnel or Resources attributable to acts or events beyond its control (including war, conditions or events of nature, civil disturbances, work stoppage, power failure, failure of telephone lines and equipment, fire and earthquake) which prevent the performance of ITC Personnel or Resources hereunder. Notwithstanding the foregoing, this Section 3.04(b) shall not
                                                --------------
relieve ITC from its responsibilities under Sections 5.05 and 5.06.
                                            -------------     ----

     Section 3.05.  Audit Exceptions and Other Operational Problems.  ITC has
                    -----------------------------------------------
provided UBOC with a complete and accurate list of all internal and external audit exceptions and criticisms of the Resources and their operation for the period commencing January 1, 1996 to the present, together with a report of the action taken by ITC in response thereto. As soon as practicable upon occurrence, ITC shall report to the UBOC representative appointed under Section
                                                                        -------
11.01 of this Transition Agreement any and all operational, processing or
-----
systems problems, disruptions, breakdowns, errors or other occurrences which ITC believes would prevent or impair the performance of the Functions or Deliveries or the appropriate operation of the Resources. ITC has taken or is in the process of taking remedial measures with respect to any material audit exceptions or other material operational problems relating to the Functions or the Deliveries.

SECTION 4. -- CUSTOMER COMMUNICATIONS AND DISPUTES.
--------------------------------------------------

     Section 4.01  Customer Communications.  During the Transition Period, ITC
                   -----------------------
Personnel shall not initiate any oral or written communication with any customers of the Trust Business ("Customers"), other than in the ordinary course of business, without the prior consent of UBOC. All written communications sent by ITC Personnel to Customers during the Transition Period shall bear UBOC's name and such other identification or information as UBOC may reasonably request in order to identify UBOC as having acceded to responsibility for management and administration of the accounts pursuant to the acquisition of the Trust Business. Prior to sending any account statements, fee invoices or other general or specific communications to Customers during the Transition Period, ITC shall cause ITC Personnel to submit the form thereof to UBOC for prior approval, which approval shall not be unreasonably withheld.

     Section 4.02  Customer Disputes.  In the event of any dispute, complaint or
                   -----------------
controversy with a Customer during the Transition Period, ITC will cause ITC Personnel promptly to advise UBOC, and UBOC will have the right to intervene in or take control of such matter to the extent it considers necessary or appropriate. At UBOC's request, during the Transition Period ITC will cause ITC Personnel to respond to inquiries and, at UBOC's direction and with UBOC's approval, resolve any dispute, complaint or controversy with a Customer with respect to any transaction or event where ITC or ITC Personnel has or have possession of the relevant records and data.

SECTION 5. -- INTEGRITY AND CONFIDENTIALITY OF DATA.
---------------------------------------------------

     Section 5.01  Confidentiality of UBOC Proprietary Materials and Customer
                   ----------------------------------------------------------
Data. ITC agrees that all data delivered by UBOC to ITC in connection with
----
Customers and any other information about Customers (hereinafter referred to as "Data") is the exclusive property of UBOC and is strictly confidential and proprietary material. ITC agrees that during the term of this Transition Agreement and thereafter, neither ITC nor its agents or employees shall make use of such information for any purpose other than as necessary to carry out ITC's responsibilities under this Transition Agreement or make known, divulge, or communicate to any person or entity the Data, provided, however, that if so requested, upon reasonable notice to UBOC, ITC may (and upon request by UBOC, shall) disclose such information to its regulators and to UBOC's regulators, and provided further, that if ITC is legally compelled to disclose such information by subpoena, court order or otherwise, it will provide UBOC with prompt notice.

     Section 5.02  Retention of Data.  All Data shall be retained by ITC until
                   -----------------
it has received instructions from UBOC concerning the return or delivery or destruction of the Data to UBOC or Customers; provided, however, that if ITC is required by UBOC to retain such records for any period of time in excess of the document retention policies of ITC, then UBOC shall reimburse ITC for any additional costs of such retention; provided further that, notwithstanding any instruction for return, delivery or destruction of Data by UBOC, ITC may retain such records as long as is necessary to comply with legal document retention requirements applicable to it. At any time following the expiration or termination of this Transition Agreement, ITC shall forward to UBOC all Data requested by UBOC that has been submitted to ITC hereunder at UBOC's sole cost and expense; provided, however, ITC may destroy or otherwise dispose of all such Data if UBOC furnishes ITC with written instructions for destruction or other disposition thereof.

     Section 5.03  Security Precautions.  ITC agrees to provide and take all
                   --------------------
necessary security precautions to insure that the Data is available only to ITC Personnel. Set forth on Schedule 5.03 hereto is a complete and accurate
                         -------------
description of ITC's recovery and data security procedures. ITC shall utilize such procedures for preservation of Data, except as otherwise are required by law or rule or regulation applicable to ITC. ITC further agrees to follow such file, safekeeping and back up procedures for the Data as UBOC advises in writing to ITC; provided, however, UBOC shall reimburse ITC for any cost of compliance with such additional procedures.

     Section 5.04  Access by UBOC's Auditors.  Upon reasonable notice and during
                   -------------------------
regular business hours, during the Transition Period ITC agrees to grant the internal and external auditors of UBOC and other personnel authorized by UBOC reasonable access to ITC's facilities, books and records that relate to the Functions and Deliveries and the Resources.

     Section 5.05  Disaster Recovery.  A complete and accurate description of
                   -----------------
ITC's disaster recovery plan (the "ITC Disaster Recovery Plan") has been delivered to UBOC by ITC. In the event of any major disaster during the Transition Period, ITC shall consult with UBOC to the extent feasible or possible and shall proceed in accordance with the ITC Disaster Recovery Plan unless otherwise instructed by UBOC; provided, however, UBOC shall reimburse ITC for any additional costs incurred by reason of such instruction.

     Section 5.06  Y-2K Compliance.  A complete and accurate description of
                   ---------------
ITC's Y-2K compliance plan has been delivered to UBOC by ITC, and except as set forth in Schedule 5.06, ITC has complied with such plan in all material
         -------------
respects. ITC agrees to comply, and to cause ITC Personnel to comply, with such plan during the Transition Period. ITC further agrees to cooperate during the Transition Period with UBOC, UBOC's vendors and Customers, in accordance with UBOC's Y-2K compliance plan; provided UBOC shall reimburse ITC for any costs incurred in providing such cooperation with respect to UBOC's Y-2K compliance plan.

SECTION 6. -- INDEMNIFICATION.
-----------------------------

     Section 6.01  ITC's Promise to Indemnify.  Each of ITC and Imperial jointly
                   --------------------------
and severally covenants and agrees to defend, indemnify and hold harmless UBOC from and against all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys' and other costs and expenses incurred in connection therewith) ("Damages") (x) arising out of or resulting from any (a) nonfulfillment of or failure by ITC or Imperial to comply with any agreement or covenant of this Transition Agreement or any schedule or exhibit hereto (other than those, if any, the performance of which shall have been waived in writing by UBOC), or (b) except to the extent errors or omissions are excused pursuant to Section 3.04 above, (i) any error or omission, or wrongful conduct, of any ITC Personnel in the performance of the Functions or (ii) any error or omission in the functioning or operation of the Resources, or (y) to the extent ITC or Imperial has recovered under any claim for recourse against any third-party vendor through which Functions or Resources
are provided, whether by way of indemnification or otherwise.   ITC shall use
its best efforts to collect the full amount of any Damages from such vendor in respect of such recourse or assign its rights against the vendor, to the extent assignable, to UBOC.

     Section 6.02  UBOC's Promise to Indemnify.  UBOC covenants and agrees to
                   ---------------------------
defend, indemnify and hold harmless ITC from and against any Damages arising out of or resulting from (i) nonfulfillment of or failure by UBOC to comply with any agreement or covenant of this Transition Agreement (other than those, if any, the performance of which shall have been waived in writing by ITC) or of any document delivered pursuant hereto or in connection herewith, (ii) the compliance by ITC with any instruction provided by UBOC under this Transition Agreement, or (iii) any act or omission of any replacement employees engaged by UBOC except to the extent such act or omission was at the direction of ITC's senior executive officer.

     Section 6.03  Procedure for Indemnification.
                   -----------------------------

     (a) If any party entitled to be indemnified pursuant to Section 6 (an

"Indemnified Party") receives notice of the assertion by any third party of any
------------------
claim or of the commencement by any such third person of any Action, or if the Indemnified Party determines the existence of any such claim or the commencement by any such third party of any Action, whether or not the same shall have been asserted (any such claim or Action being referred to herein as an "Indemnifiable
                                                                   -------------
Claim") with respect to which another party hereto (an "Indemnifying Party") is
-----                                                   ------------------
or may be obligated to provide indemnification, the Indemnified Party shall notify the Indemnifying Party in writing (the "Claim Notice") of the
                                               ------------
Indemnifiable Claim within thirty (30) days of the assertion of the claim, liability or obligation and within ten (10) days of receipt of notice of the filing of any Action based upon such assertion, or, with respect to a claim not yet asserted against the Indemnified Party, promptly upon the determination by an executive officer of the Indemnified Party of the existence of the same; provided, that the failure to provide such notice shall not relieve or otherwise
--------
affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

     (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable, provided that the Indemnifying Party shall hold the Indemnified Party harmless
--------
from all of its out-of-pocket expenses, including attorneys' fees (including the allocated costs and expenses of in-house counsel and legal staff), incurred in connection with the Indemnified Party's cooperation. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that, other than in the event of a conflict of
                        --------
interest requiring the retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

     (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that
                                           --------
the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

SECTION 7. -- AUTHORIZED SIGNERS.
--------------------------------

     During the Transition Period, each of the parties hereto will maintain with the other a current list of the names, together with specimen signatures, of persons authorized to execute documents on behalf of that party, and each other party shall be entitled to rely on such list as authority in taking any action hereunder.

SECTION 8. -- TRANSITION PERIOD; TERMINATION.
--------------------------------------------

     Section 8.01  Term and Transition Period.  This Transition Agreement (and
                   ---------------------------
the Transition Period) shall terminate on December 31, 1999, unless terminated prior thereto pursuant to this Section 8. The Transition Period shall commence on the Closing.

     Section 8.02  Termination.  This Transition Agreement may be terminated
                   -----------
before December 31, 1999 with effect as of (a) any date after September 30, 1999 by not less than thirty days' written notice given by UBOC to ITC, or (b) any date, by mutual agreement of UBOC, ITC and Imperial.

     Section 8.03  UBOC Option.  At any time during the Transition Period or at
                   -----------
its termination, UBOC shall have the right to make offers to engage any or all of the ITC Personnel (provided, however, that any offers extended by UBOC to ITC Personnel during the Transition Period shall expire if such offers are not accepted prior to the termination of the Transition Period); to acquire from ITC, at ITC's depreciated book value, any and all hardware, software, supplies and materials identified on Schedule 1.01; to enter into contracts with the
                            -------------
vendors used by ITC; and to sublease from ITC through December 31, 1999 (or to lease from ITC's lessor) at ITC's cost the facilities at 201 North Figueroa in Los Angeles to the extent permitted under ITC's lease.

SECTION 9. -- CONVERSION.
------------------------

     Immediately upon the commencement of the Transition Period, ITC shall cooperate with UBOC in UBOC's formulation of a reasonable plan to convert the Functions and Resources provided hereunder to UBOC's systems (or systems of third parties designated by UBOC) (the "Conversion") at the sole cost and expense of UBOC. During the Transition Period, ITC shall provide all requested Customer, system, and processing information necessary for the Conversion. At the time of Conversion ITC will perform a final reconciliation of accounts; ITC will be responsible for any payments or losses due to any Out-of-Balance Condition as of the Closing.

SECTION 10. -- GENERAL PROVISIONS.
---------------------------------

     Section 10.01  Management of Transition Agreement.  UBOC and ITC shall each
                    ----------------------------------
appoint a primary liaison, who shall endeavor to establish appropriate mechanisms for the management of this Transition Agreement.

     Section 10.02  Further Assurances.  The parties agree to do such further
                    ------------------
acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as any party may at any time and from time to time reasonably request in order to better assure and confirm unto each party its respective rights, powers and remedies conferred hereunder.

     Section 10.03  Expenses.  Except as otherwise specifically set forth in
                    --------
this Transition Agreement, each party shall bear its own costs, charges and expenses.

     Section 10.04  Assignment and Delegation of Rights and Duties.  Neither
                    ----------------------------------------------
party shall have the right to assign its rights or delegate its duties hereunder without the prior written consent of the other party provided that any party delegating any duties remains liable for the performance thereof. Subject to the foregoing limits, this Transition Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     Section 10.05  Relationship of Parties. Except as otherwise provided
                    -----------------------
herein, it is acknowledged and agreed by UBOC and ITC that no joint venture, partnership, employment or any other relationship is intended, accomplished or embodied in this Transition Agreement.

     Section 10.06  Communication/Use of Name.  Except as otherwise provided
                    -------------------------
herein, each party agrees not to use the other party's name in communications with third parties, including advertising or marketing material, related to this Transition Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

     Section 10.07  Notice.  Any and all notices, invoices, and payments sent
                    ------
pursuant to or in connection with this Transition Agreement shall be in writing and delivered via hand, private courier service for next day delivery or fax to ITC, Imperial and UBOC at the addresses set forth below or to such other address as any such party may from time to time designate in writing:

        Union Bank of California, N. A.

        Mr.  John McGuckin, Jr.
        Executive Vice President & General Counsel
        Union Bank of California, N.A.
        400 California Street
        San Francisco, CA 94104

        Fax:  415-765-3391

        with a copy to:
        Piet Westerbeek
        Senior Vice President
        Union Bank of California, N.A.
        445 S. Figueroa St.
        Los Angeles, CA 90071
        Fax: 213-236-5115

        Imperial Trust Company or Imperial Bank

        Richard M. Baker
        Senior Vice President, General Counsel and Secretary
        Imperial Bank
        9920 S. La Cienega Blvd., Suite 1030
        Inglewood, CA 90301
        Fax: (310) 417-5695
        with a copy to:

        Ms. Siobhan McBreen Burke
        Paul, Hastings, Janofsky & Walker LLP
        555 South Flower Street
        Los Angeles, CA 90071-2371
        Fax: 213-627-0705


All notices shall be deemed validly given and legally effective when sent, except for notices sent by next-day courier service, which shall be deemed to be given on the day after being sent.

     Section 10.08  Sole Benefit of ITC, Imperial and UBOC.  This Transition
                    --------------------------------------
Agreement is for the sole and exclusive benefit of ITC, Imperial and UBOC and shall not be deemed to be for the direct or indirect benefit of any other person, including Customers. Neither Customers nor ITC Personnel shall be deemed to be third-party beneficiaries of this Transition Agreement.

     Section 10.09  Specific Performance.  The parties expressly recognize and
                    --------------------
acknowledge that no adequate remedy at law exists for any breach or threatened breach by ITC of any covenant or agreement contained in this Transition Agreement and that UBOC would suffer irreparable harm as a result thereof and that UBOC may, in addition to the other remedies that may be available to it, commence proceedings in equity for any injunction preliminarily or permanently enjoining ITC from breaching or threatening any such breach of any covenant or agreement contained in this Transition Agreement. Such remedies and any and all other remedies provided for in this Transition Agreement shall, however, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may have under this Transition Agreement or otherwise.

     Section 10.10  Dispute Resolution.  Except as otherwise explicitly set
                    ------------------
forth herein, any dispute hereunder shall be resolved using the same dispute resolution procedures set forth in the Purchase Agreement. In connection with an arbitration or any other action or proceeding, the parties hereto expressly, intentionally and deliberately waive any right to trial by jury.

     Section 10.11  Governing Law.  This Transition Agreement shall be governed
                    -------------
and construed in accordance with the internal laws of the State of California without regard to conflicts of laws principles.

     Section 10.12  Headings.  All sections headings contained in this
                    --------
Transition Agreement are for convenience of reference only, do not form a part of this Transition Agreement and shall not affect in any way the meaning or interpretation of this Transition Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

     Section 10.13  Entire Agreement.  This Transition Agreement, together with
                    -----------------
the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Transition Agreement and the Purchase Agreement supersede all prior written and oral arrangements, agreements, or understanding with respect to the subject matter hereof. This Transition Agreement may not be amended except pursuant to a writing signed by the parties.

     Section 10.14  Waiver.  Any term or provision of this Transition Agreement
                    ------
may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, shall constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Transition Agreement.

     Section 10.15  Severability.  In the event that any provision of this
                    ------------
Transition Agreement shall be found in violation of public policy or illegal or unenforceable in law or equity, such finding shall in no event invalidate any other provision of this Transition Agreement.

     Section 10.16  Counterparts.  This Transition Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.17  Capitalized Terms.  Any capitalized terms not defined herein
                    -----------------
shall have the meaning ascribed to them in the Purchase Agreement.


                           [SIGNATURE PAGE TO FOLLOW]

                    [SIGNATURE PAGE TO TRANSITION AGREEMENT]


  IN WITNESS WHEREOF, the parties hereto have caused this Transition Agreement to be executed in their respective names as of the day and year first above written.



UNION BANK OF CALIFORNIA, N.A.       IMPERIAL TRUST COMPANY


By:     /s/ Piet Westerbeek III      By:    /s/ Norman P. Creighton
        --------------------------          ------------------------------------
Name:       Piet Westerbeek III      Name:      Norman P. Creighton
        --------------------------          ------------------------------------
Title:      Senior Vice President    Title:     Chairman
        --------------------------          ------------------------------------


                                     By:    /s/ Richard M. Baker
                                            ------------------------------------
                                     Name:      Richard M. Baker
                                            ------------------------------------
                                     Title:     Secretary
                                            ------------------------------------

                                     IMPERIAL BANK

                                     By:    /s/ Norman P. Creighton
                                            ------------------------------------
                                     Name:      Norman P. Creighton
                                            ------------------------------------
                                     Title:     Vice Chairman and CEO
                                            ------------------------------------

                                     By:    /s/ Richard M. Baker
                                            ------------------------------------
                                     Name:      Richard M. Baker
                                            ------------------------------------
                                     Title:     SVP, General Counsel & Secretary
                                            ------------------------------------

                                  EXHIBIT A-1

                                  "FUNCTIONS"

ITC Personnel and any replacement personnel engaged by UBOC shall perform the following functions (the "Functions"):

1.  Settlements for securities trades
2.  Mutual fund processing
3.  Receipt and disbursements of funds
4.  Handling of suspense and reconcilement items
5.  Handling of corporate actions
6.  Fiduciary tax reporting and other regulatory activities
7. Customer statement processing including but not limited to preparation and verification of accrual statements
8.  Fee processing and delinquent fee reporting
9.  Income collection on all account assets
10. Common Trust Fund processing
11. Processing of periodic pension checks
12. Preparation of management reports
13. Management of existing ITC corporate vendor relationships, including timely payment of invoices

                                  EXHIBIT A-2

                                  "DELIVERIES"

ITC shall provide the following Deliveries:

1.   Quarterly tax returns will be sent to UBOC within 3 days of filing.

2. Any fee delinquencies will be reported to the UBOC relationship manager for that account. Reports of all fee calculations, billings, and collections will be produced and sent to UBOC within seven (7) business days after such reports are prepared.

3.   Report to UBOC any system changes or new users for the systems.

4. All suspense and reconcilement reports will be sent to UBOC within five (5) business days after the completion of such reports.

5. The `CALL Report" generated from the SEI system will be forwarded to UBOC within two (2) business days after it is prepared.

6. Within ten (10) business days of the last business day of each calendar month, ITC shall submit to UBOC a report detailing all billing activity for the previous calendar month. The report must detail each account number, whether the account was billed electronically or manually, and the billing amount.

                                   EXHIBIT B

                          "REIMBURSEMENT OF EXPENSES"

Reimbursable Expenses are defined as any expenses incurred by ITC for Resources and ITC Personnel provided to UBOC during the term of this Transition Agreement. For the payment of Reimbursable Expenses, ITC must submit to UBOC the Imperial Bank GLR 380 report or similar report as the source report for expense activity.

1. UBOC will remit payment for Resources and ITC Personnel within ten (10) business days after receiving the detailed report referenced above.

2. UBOC will reimburse ITC for reasonable and customary costs for the Resources and ITC Personnel, and other costs incurred by ITC for actions requested by UBOC during the term of this Transition Agreement.

3. If a circumstance arises in which Reimbursable Expenses must be prorated, a simple calculation using days as the pro ration factor will be used.

4. UBOC will not reimburse for the following categories/accounts, which shall not be considered Reimbursable Expenses:

     Commissions
     Profit Sharing in excess of actual allocations
     Legal Services
     Audit Services
     Advertising
     Operating Losses caused by ITC Personnel in excess of $25,000 annualized Business Promotions
     Brochures/Publications
     Training/Seminars
     Donations
     Goodwill Amortization
     Employee Referral Fees
     Regulatory Assessments
     Indirect Expense, other than Imperial Bank allocations for human resources and operations center support consistent with past practices
     Severance
     Meetings/Conventions
     Contract Terminations
     Vacation and Sick pay accrued through the Closing Date